UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2004

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

SIGNATURES
Amendment Agreement No. 9 Dated May 17, 2004
Press Release Dated May 17, 2004

Forward-Looking Statements

     This report contains forward-looking statements that reflect the Company’s current assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements. Such risks and uncertainties include, but are not limited to, general economic and competitive conditions in the markets in which the Company operates; unanticipated changes in customer demand, order patterns and inventory levels; fluctuations in the cost and availability of the Company’s primary raw material, hot rolled steel wire rod from domestic and foreign suppliers; the Company’s ability to raise selling prices in order to recover increases in wire rod prices; legal, environmental or regulatory developments that significantly impact the Company’s operating costs; continuation of good labor relations; the Company’s ability to avoid future events of default with respect to its indebtedness, particularly under its senior secured credit facility, as amended; and the Company’s ability to refinance its current indebtedness in a timely manner and on favorable terms.

Item 5. Other Events

     On May 17, 2004, Insteel Industries, Inc. issued a press release announcing that it had received commitment letters from new lenders that are expected to provide up to $97.0 million for the refinancing of its senior secured credit facility. The new credit facilities, which would have four-year terms, would consist of a $60.0 million senior secured revolving credit facility and a $17.0 million senior secured term loan with one lender, and a junior secured term loan facility of $10.0 — $20.0 million with a second lender. The amount funded would be determined based upon the Company’s requirements as of the closing date and subject to certain provisions of the new loan agreements. Proceeds from the transactions would be used to pay off the Company’s existing credit facility and support its future working capital, capital expenditure and general corporate requirements. While there can be no assurances, the transactions are expected to close before June 4, 2004, subject to reaching definitive agreements, completion of due diligence and other closing conditions required by the new lenders. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and by this reference made a part hereof.

     In order to facilitate the completion of the anticipated refinancing, the Company’s existing lenders have agreed to an extension in the maturity date of the current credit facility from May 17, 2004 to June 4, 2004. A copy of this amendment is being filed as Exhibit 4.1(i) to this Current Report on Form 8-K.

     Following the completion of the anticipated refinancing, the Company plans to file its Form 10-K for the year ended September 27, 2003 and its Form 10-Qs for the quarterly periods ended December 27, 2003 and March 27, 2004 with the Securities and Exchange Commission. Shortly after the completion of these filings, the Company expects that its common stock would resume trading on the OTC bulletin board.

Item 7. Financial Statements and Exhibits

Exhibit 4.1(i)	Amendment Agreement No. 9 dated May 17, 2004 to Credit Agreement between Insteel Industries, Inc., Bank of America, N.A. and Lenders dated January 31, 2000 as amended January 12, 2001, May 21, 2001, August 9, 2001, November 16, 2001, January 28, 2002, May 10, 2002, February 18, 2003 and March 24, 2004.

Exhibit 99.1	Press release dated May 17, 2004 reporting progress on the Company’s refinancing and extension of the maturity date of the existing credit facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.
Registrant

Date: May 17, 2004	By: /s/ H.O. Woltz III H.O. Woltz III President and Chief Executive Officer

Date: May 17, 2004	By: /s/ Michael C. Gazmarian Michael C. Gazmarian Chief Financial Officer and Treasurer